THIS IS NOT A LETTER OF ACCEPTANCE AND TRANSMITTAL

NOTICE OF GUARANTEED DELIVERY
for Warrants 2005 and Warrants 2008 of

MICROCELL TELECOMMUNICATIONS INC.
Pursuant to the Offers dated September 30, 2004
of

ROGERS WIRELESS INC.
a wholly-owned subsidiary of Rogers Wireless Communications Inc.

THE OFFERS WILL BE OPEN FOR ACCEPTANCE UNTIL 5:00 P.M. (TORONTO TIME)
ON NOVEMBER 5, 2004 (THE "EXPIRY TIME"), UNLESS EXTENDED OR WITHDRAWN.

        This Notice of Guaranteed Delivery must be used to accept the offers dated September 30, 2004 (the "Offers") made by Rogers Wireless Inc. (the "Offeror") for Warrants 2005 and Warrants 2008 (the "Warrants") of Microcell Telecommunications Inc. (the "Company"), if (i) certificates for the Warrants to be deposited are not immediately available; (ii) the holder of Warrants cannot complete the procedure for book-entry transfer of Warrants on a timely basis; or (iii) the holder of Warrants cannot deliver all other required documents to the Depositary no later than the Expiry Time. This Notice of Guaranteed Delivery may be delivered by hand or transmitted by facsimile or mail to the Depositary at the address or facsimile number set out below.

        The terms and conditions of the Offers are incorporated by reference in this Notice of Guaranteed Delivery. Capitalized terms used but not defined in this Notice of Guaranteed Delivery which are defined in the Offers to Purchase and accompanying Circular dated September 30, 2004 (the "Offers to Purchase and Circular") have the meanings ascribed to them in the Offers to Purchase and Circular.

TO:    the Depositary, Computershare Investor Services Inc.

By Mail:	By Registered Mail, by Hand or by Courier:	By Facsimile Transmission:
P.O. Box 7021 31 Adelaide St. E Toronto, ON M5C 3H2 Attention: Corporate Actions	100 University Avenue 9th Floor Toronto, ON M5J 2Y1 Attention: Corporate Actions	(416) 981-9663 Attention: Corporate Actions

        If a holder of Warrants wishes to deposit such Warrants pursuant to the Offers and certificates for such Warrants are not immediately available, the holder cannot complete the procedure for book-entry transfer on a timely basis, or the holder cannot deliver all other required documents to the Depositary no later than the Expiry Time, those Warrants may nevertheless be deposited under the Offers provided that all of the following conditions are met:

  (a)
  the deposit is made by or through an Eligible Institution (as defined below);

  (b)
  this Notice of Guaranteed Delivery or a facsimile hereof, properly completed and duly executed, including a guarantee by an Eligible Institution in the form specified below, is received by the Depositary, at the address specified below, no later than the Expiry Time; and

  (c)
  the certificate(s) representing the deposited Warrants in proper form for transfer or a Book-Entry Confirmation with respect to all deposited Warrants, together with a Letter of Acceptance and Transmittal (or a facsimile thereof), properly completed and duly executed with any required signature guarantees (or, in the case of a book-entry transfer of Warrants, an Agent's Message), covering the deposited Warrants and all other documents required by the Letter of Acceptance and Transmittal, are received by the Depositary at its office in Toronto at the address specified below no later than 5:00 p.m., Toronto time, on the third trading day on the TSX after the Expiry Time.

        An "Eligible Institution" means a Canadian Schedule I chartered bank, a major trust company in Canada, a member of the Securities Transfer Agent Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP), or a member of the New York Stock Exchange, Inc. Medallion Signature Program (MSP).

        The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Acceptance and Transmittal and certificates for Warrants to the Depositary within the time period specified herein.

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA A FACSIMILE NUMBER OTHER THAN SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

        THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON THE LETTER OF ACCEPTANCE AND TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE LETTER OF ACCEPTANCE AND TRANSMITTAL.

        DO NOT SEND CERTIFICATES FOR WARRANTS WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES FOR WARRANTS MUST BE SENT WITH YOUR LETTER OF ACCEPTANCE AND TRANSMITTAL.

TO:	ROGERS WIRELESS INC.
AND TO:	COMPUTERSHARE INVESTOR SERVICES INC., the Depositary

        The undersigned hereby deposits to the Offeror, upon the terms and subject to the conditions set forth in the Offers to Purchase and Letter of Acceptance and Transmittal, receipt of which is hereby acknowledged, the Warrants listed below, pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offers to Purchase, "Manner of Acceptance — Procedure for Guaranteed Delivery".

Certificate Number(s) (if applicable)†	Name(s) and Address(es) of Registered Holder(s) (please fill in exactly as name(s) appear(s) on certificate(s))	Series of Warrants (please check one)		Number of Warrants Represented by Certificate†	Number of Warrants Deposited*
		2005	2008

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TOTAL:

(If space is insufficient please attach a list to this Notice of Guaranteed Delivery in the above form.)

Signature(s) of Holder(s) of Warrants	Address(es)

Name (please print)

Date	Zip Code/Postal Code

Telephone Number (business hours)

☐ Check if Warrants will be deposited by book-entry transfer.
Name of Depositing Institution
Account Number
Transaction Code Numbers

†	Need not be completed if transfer is made by book-entry.
*	Unless otherwise indicated, all Warrants evidenced by any certificate(s) submitted to the Depositary will be deemed to have been deposited under the Offers.

GUARANTEE
(Not to be used for signature guarantee)

        The undersigned, an Eligible Institution, guarantees delivery to the Depositary, at its address set forth herein, of the certificate(s) representing the Warrants deposited hereby, in proper form for transfer or a Book-Entry Confirmation with respect to such Warrants, together with a Letter of Acceptance and Transmittal (or a facsimile thereof), properly completed and duly executed with any required signature guarantees (or, in the case of a book-entry transfer of Warrants, an Agent's Message), covering the deposited Warrants and all other documents required by the Letter of Acceptance and Transmittal no later than 5:00 p.m., Toronto time, on the third trading day on the TSX after the Expiry Time.

        Failure to comply with the foregoing could result in a financial loss to such Eligible Institution.

Name of Firm	Authorized Signature

Address of Firm	Name (please print)

Title

Zip Code/Postal Code	Dated
Telephone Number